 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08. Shareholder Director Nominations.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01          Other Events.

The board of directors of Viveve Medical, Inc. (the “Company”) has set a record date for its 2015 annual meeting of stockholders (the “2015 Annual Meeting”) as of the close of business on June 19, 2015 (the “Record Date”).  Such stockholders of record as of the Record Date will be entitled to notice of, and to vote at, the 2015 Annual Meeting.  The Company will separately send notice and proxy materials to the stockholders of record as of the Record Date with the date of the 2015 Annual Meeting, which is expected to occur on July 22, 2015. The time and location of the 2015 Annual Meeting will be as set forth in the Company's proxy statement for the 2015 Annual Meeting.

Because the 2015 Annual Meeting will be held more than 30 days from the anniversary date of the 2014 annual meeting of stockholders, stockholders of the Company who wish to have a proposal considered for inclusion in the Company's proxy materials for the 2015 Annual Meeting or who wish to nominate a person for election as a director must ensure that such proposal, including any notice on Schedule 14N pursuant the Securities Exchange Act of 1934, as amended, is received by the Securities and Exchange Commission or the Company’s Corporate Secretary at 150 Commercial Street, Sunnyvale, California 94086, as applicable, on or before June 19, 2015, which the Company has determined is a reasonable time before it expects to begin to print and send its proxy materials. All stockholder director nominations and proposals must comply with Section 138 of the Yukon Business Corporations Act and the rules and regulations promulgated by the Securities and Exchange Commission, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: June 5, 2015

VIVEVE MEDICAL, INC.

By:	/s/ Patricia Scheller
Patricia Scheller
Chief Executive Officer